Exhibit 3.34

                        AMENDED AND RESTATED BYLAWS

                                     OF

                                 [Company]

                       (a North Carolina corporation)

                                  -------

                                 ARTICLE I

                                SHAREHOLDERS

         1. SHARE CERTIFICATES. Certificates evidencing fully-paid shares of the corporation shall set forth thereon the statements prescribed by
Section 55-6-25 of the North Carolina Business Corporation Act ("Business Corporation Act") and by any other applicable provision of law, shall be signed, either manually or in facsimile, by any two of the following officers: the President, a Vice-President, the Secretary, an Assistant Secretary, the Treasurer, an Assistant Treasurer, or by any two officers designated by the Board of Directors, and may bear the corporate seal or its facsimile. If a person who signed in any capacity, either manually or in facsimile, a share certificate no longer holds office when the certificate is issued, the certificate is nevertheless valid.

         2. SHARE TRANSFERS. Upon compliance with any provisions restricting the transferability of shares that may be set forth in the articles of incorporation, these Bylaws, or any written agreement in respect thereof, transfers of shares of the corporation shall be made only on the books of the corporation by the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the corporation, or with a transfer agent or a registrar and on surrender of the certificate or certificates for such shares properly endorsed and the payment of all taxes thereon, if any. Except as may be otherwise provided by law or these Bylaws, the person in whose name shares stand on the books of the corporation shall be deemed the owner thereof for all purposes as regards the corporation; provided that whenever any transfer of shares shall be made for collateral security, and not absolutely, such fact, if known to the Secretary of the corporation, shall be so expressed in the entry of transfer.

         3. RECORD DATE FOR SHAREHOLDERS. In order to determine the shareholders who are entitled to notice of a shareholders' meeting, to demand a special meeting, to vote, or to take any other action, the Board of Directors of the corporation may fix a date as the record date for any such determination of shareholders, such date in any case to be not more than seventy days before the meeting or action requiring such determination of shareholders. A determination of shareholders entitled to notice of or to vote at a shareholders' meeting is effective for any adjournment of the meeting unless the Board of Directors fixes a new record date, which it must do if the meeting is adjourned to a date more than one hundred twenty days after the date fixed for the original meeting.

         4. SHAREHOLDER MEETINGS.

         - TIME. The annual meeting shall be held on the date fixed from time to time by the directors. A special meeting shall be held on the date fixed from time to time by the directors except when the Business
Corporation Act confers the right to call a special meeting upon the shareholders.

         - PLACE. Annual meetings and special meetings shall be held at such place in or out of the State of North Carolina as the directors shall from time to time fix.

         - CALL. Annual meetings may be called by the directors or the Chairman of the Board of Directors, if any, the Vice-Chairman of the Board, if any, the President, or the Secretary or by any officer instructed by the directors or the President to call the meeting. Special meetings may be called in like manner or whenever the holders of shares entitled to at least ten percent of all the votes entitled to be cast at such meeting shall make a duly authorized request that such meeting be called.

         - NOTICE. Written notice of all meetings shall be given, stating the place, date, and hour of the meeting not less than ten and no more than sixty days before the date of the meeting.

         - VOTING LIST FOR MEETING. After fixing a record date for a meeting, the corporation shall prepare an alphabetical list of the names of all its shareholders who are entitled to notice of a shareholders' meeting. The list must be arranged by voting group, and within each voting group by class or series of shares, and show the address of and number of shares held by each shareholder. The shareholders' list must be available for inspection by any shareholder, beginning two business days after notice of the meeting is given for which the list was prepared and continuing through the meeting, at the corporation's principal office or at a place identified in the meeting notice in the city where the meeting will be held. A shareholder, or his agent or attorney, is entitled on written demand to inspect and, subject to the requirements of subsection (c) of Section 55-16-02 of the Business Corporation Act, to copy the list, during regular business hours and at his expense, during the period it is available for inspection. The corporation shall make the shareholders' list available at the meeting, and any shareholder, or his agent, or attorney, is entitled to inspect the list at any time during the meeting or any adjournment.

         - CONDUCT OF MEETING. Meetings of the shareholders shall be presided over by one of the following officers in the order of seniority and if present and acting - the Chairman of the Board, if any, the Vice-Chairman of the Board, if any, the President, a Vice-President, if any, or, if none of the foregoing is in office and present and acting, by a chairman to be chosen by the shareholders. The Secretary of the corporation, or in his absence, an Assistant Secretary, shall act as secretary of every meeting, but, if neither the Secretary nor an Assistant Secretary is present, the chairman of the meeting shall appoint a secretary of the meeting.

         - QUORUM. Unless the articles of incorporation or the Business Corporation Act provides otherwise, a majority of the votes entitled to be cast on a matter by a voting group constitutes a quorum of that voting group for action on that matter, except that, in the absence of a quorum at the opening of any meeting of shareholders, such meeting may be adjourned from time to time by the vote of a majority of the shares voting on the motion to adjourn. Shares entitled to vote as a separate voting group may take action on a matter at a meeting only if a quorum of those shares exists with respect to that matter. Once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for that adjourned meeting.

         - VOTING. Directors are elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present. If a quorum exists, action on a matter, other than the election of directors, by a voting group is approved if the votes cast within the voting group favoring the action exceed the votes cast opposing the action unless the articles of incorporation, a Bylaw adopted by the shareholders, or the Business Corporation Act requires a greater number of affirmative votes.

         5. ACTION WITHOUT MEETING. Any action required or permitted by the provisions of the Business Corporation Act to be taken at a shareholders' meeting may be taken without a meeting, if one or more written consents are signed by all the shareholders before or after such action, describing the action taken, are delivered to the corporation for inclusion in the minutes or filing with the corporate records. If the Business Corporation Act requires that notice of proposed action be given to nonvoting shareholders and the action is to be taken by unanimous consent of the voting shareholders, the corporation must give its nonvoting shareholders written notice of the proposed action at least ten days before the action is taken. The notice must contain or be accompanied by the same material that, under the Business Corporation Act, would have been required to be sent to nonvoting shareholders in a notice of a meeting at which the proposed action would have been submitted to the shareholders for action.

                                 ARTICLE II

                             BOARD OF DIRECTORS

         1. FUNCTIONS GENERALLY - COMPENSATION. All corporate powers shall be exercised by or under the authority of, and the business and affairs of the corporation managed under the direction of, a Board of Directors. The Board may fix the compensation of directors.

         2. QUALIFICATIONS AND NUMBER. A director need not be a shareholder, a citizen of the United States, or a resident of the State of North Carolina. The number of directors constituting the Board of Directors shall be one or more. Subject to the foregoing limitation, such number of directors may be fixed or changed from time to time by the shareholders or by the Board of Directors. After shares are issued, only the shareholders may change the range for the size of the Board of Directors or change from a fixed to a variable-range Board or vice versa.

         3. TERMS AND VACANCIES. The terms of directors expire at the next annual shareholders' meeting following their election unless their terms are staggered under Section 55-8-06 of the Business Corporation Act. A decrease in the number of directors does not shorten an incumbent director's term. The term of a director elected to fill a vacancy expires at the next shareholders' meeting at which directors are elected. Despite the expiration of a director's term, the director continues to serve until his successor is elected and qualifies or until there is a decrease in the number of directors. If a vacancy occurs on the Board of Directors, including without limitation, a vacancy resulting from an increase in the number of directors or from the failure by the shareholders to elect the full authorized number of directors, the shareholders or the Board of Directors may fill the vacancy; or if the directors remaining in office constitute fewer than a quorum of the Board of Directors, they may fill the vacancy by the affirmative vote of a majority of all the directors, or by the sole director, remaining in office. If the vacant office was held by a director elected by a voting group of shareholders, only the remaining director or directors elected by that voting group or the holders of shares of that voting group are entitled to fill the vacancy.

         4. MEETINGS.

         - TIME. Meetings shall be held at such time as the Board shall fix.

         - PLACE. The Board of Directors may hold regular or special meetings in or out of the State of North Carolina at such place as shall be fixed by the Board.

         - CALL. No call shall be required for regular meetings for which the time and place have been fixed. Special meetings may be called by or at the direction of the Chairman of the Board, if any, the Vice-Chairman of the Board, if any, of the President, or of a majority of the directors in office.

         - NOTICE OR ACTUAL OR CONSTRUCTIVE WAIVER. Regular meetings of the Board of Directors may be held without notice of the date, time, place, or purpose of the meeting. Written, or oral, notice of the time and place shall be given for special meetings in sufficient time for the convenient assembly of the directors thereat. The notice of any meeting need not describe the purpose of the meeting. A director may waive any notice required by the Business Corporation Act, the articles of incorporation, or by these Bylaws before or after the date and time stated in the notice. A director's attendance at or participation in a meeting waives any required notice to the director of the meeting unless the director at the beginning of the meeting, or promptly upon his arrival, objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting. Except as hereinbefore provided, a waiver shall be in writing, signed by the director entitled to the notice, and filed with the minutes or corporate records.

         - QUORUM AND ACTION. A quorum of the Board of Directors consists of a majority of the number of directors prescribed in or fixed in accordance with these Bylaws. If a quorum is present when a vote is taken, the affirmative vote of a majority of directors present is the act of the Board of Directors. The Board of Directors may permit any or all directors to participate in a regular or special meeting by, or conduct the meeting through use of, any means of communication by which all directors participating may simultaneously hear each other during the meeting. A director participating in a meeting by this means is deemed to be present in person at the meeting.

         5. REMOVAL OF DIRECTORS. The shareholders may remove one or more directors with or without cause pursuant to the provisions of Section 55-8-08 of the Business Corporation Act.

         6. ACTION WITHOUT MEETING. Action required or permitted by the Business Corporation Act to be taken at a Board of Directors' meeting may be taken without a meeting if the action is taken by all members of the Board. The action must be evidenced by one or more written consents, signed by each director before or after such action, describing the action taken, and included in the minutes or filed with the corporate records. Action taken under this paragraph is effective when the last director signs the consent, unless the consent specifies a different effective date.

                                ARTICLE III

                                 OFFICERS

         The corporation shall have a President, and a Secretary, and such other officers as may be deemed necessary, who may be appointed by the directors. The same individual may simultaneously hold more than one office in the corporation.

         A duly appointed officer may appoint one or more officers or assistant officers if authorized by the Board of Directors.

         Each officer of the corporation has the authority and shall perform the duties prescribed by the Board of Directors or by direction of an officer authorized by the Board of Directors to prescribe the duties of other officers; provided, that the Secretary, or any Assistant Secretary or any one or more other officers designated by the Board of Directors shall have the responsibility for custody of the minutes of the directors' and shareholders' meetings and for authenticating records of the corporation.

         The Board of Directors may remove any officer at any time with or without cause.

                                ARTICLE IV

                     STATUTORY NOTICES TO SHAREHOLDERS

         The Board of Directors may appoint the Treasurer or other fiscal officer and/or the Secretary or any other officer to cause to be prepared and furnished to shareholders entitled thereto any special financial notice and/or any financial statement, which may be required by any provision of law, and which, more specifically, may be required by Sections 55-16-20 and 55-16-21 of the Business Corporation Act.

                                 ARTICLE V

                               CORPORATE SEAL

         The corporate seal shall have inscribed thereon the name of the corporation and shall be in such form and contain such other words and/or figures as the Board of Directors shall determine or the law require.

                                 ARTICLE VI

                                FISCAL YEAR

         The fiscal year of the corporation shall be fixed, and shall be subject to change, by the Board of Directors.

                                ARTICLE VII

                            CONTROL OVER BYLAWS

         The Board of Directors may amend or repeal these Bylaws unless the articles of incorporation or the Business Corporation Act reserves this power exclusively to the shareholders in whole or in part, or the shareholders in amending or repealing a particular Bylaw provide expressly that the Board of Directors may not amend or repeal that Bylaw. The shareholders may amend or repeal these Bylaws even though the Bylaws may also be amended or repealed by the Board of Directors. A Bylaw that fixes a greater quorum or voting requirement for the Board of Directors may be amended or repealed only in accordance with the provisions of Section 55-10-22 of the Business Corporation Act.